Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, 333-203697, 333-210978, 333-217494, 333-226348, 333-231058, 333-240220, 333-258240, 333-266359, 333-271591 and 333-271592 on Form S-8 and 333-269685 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our report dated February 6, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 6, 2024